Exhibit 99.1

NextPlat Announces $6.0M Private Offering of Common Stock Priced At Market

COCONUT GROVE, FL – April 6, 2023 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider today announced that it executed a binding Securities Purchase Agreement (the “Purchase Agreement”) on April 5, 2023 with a strategic, accredited investor (the “Investor”), pursuant to which the Company agreed to sell 3,428,571 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The offering price of the Common Stock was $1.75 per share, the closing price of the Common Stock on April 4, 2023. In connection with the Purchase Agreement, the Investor subscribed for, and NextPlat will receive, gross proceeds of approximately $6.0 million for the Common Stock. Closing is expected to occur on or before April 10, 2023. This transaction will enhance the Company’s balance sheet providing additional cash for working capital including supporting the Company’s newly launched E-Commerce Development Program which is designed to assist Florida-based businesses to access international markets in Asia.

Under an agreement with the investor, the Company is required to file an initial registration statement with the Securities and Exchange Commission covering the resale of the shares of Common Stock to be issued to the Investor within 120 calendar days of the closing date and to use commercially reasonable efforts to have the registration statement declared effective within 150 days following the closing date.

ArentFox Schiff LLP, Washington, DC, acted as counsel to the Company in connection with the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net